SCHEDULE A

EXPENSE LIMITATION AGREEMENT

THIS SCHEDULE A lists the Funds and the Expense Limitation Amounts which are established pursuant to the Expense Limitation Agreement.

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP American Century VP Mid Cap Value Managed Volatility Fund	0.06%	0.41%	May 1, 2017	April 30, 2018
LVIP Baron Growth Opportunities Fund	0.93%	1.18%	October 1, 2017	April 30, 2019
LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund	0.37%	0.72%	May 1, 2017	April 30, 2018
LVIP BlackRock Multi-Asset Income Fund	0.36%	0.61%	May 1, 2017	April 30, 2018
LVIP BlackRock Scientific Allocation Fund	0.73%	0.98%	May 1, 2017	April 30, 2018
LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund	0.37%	0.72%	May 1, 2017	April 30, 2018
LVIP Blended Core Equity Managed Volatility Fund	0.00%	0.35%	May 1, 2017	April 30, 2018
LVIP Blended Mid Cap Manage Volatility Fund	0.77%	1.02%	December 9, 2016	December 9, 2018[1]
LVIP ClearBridge Large Cap Managed Volatility Fund	0.10%	0.45%	May 1, 2017	April 30, 2018
LVIP Delaware Wealth Builder Fund	0.71%	0.96%	May 1, 2017	April 30, 2018
LVIP Dimensional International Core Equity Fund	0.68%	0.93%	May 1, 2017	April 30, 2018
LVIP Franklin Templeton Multi-Asset Opportunities Fund	0.42%	0.67%	May 1, 2017	April 30, 2018
LVIP Franklin Templeton Value Managed Volatility Fund	0.05%	0.40%	May 1, 2017	April 30, 2018
LVIP Goldman Sachs Income Builder Fund	0.75%	1.00%	May 1, 2017	April 30, 2018

1 Effective upon the reorganizations of the LVIP VIP Mid Cap Managed Volatility Portfolio and the LVIP BlackRock U.S. Opportunities Managed Volatility Fund into the LVIP Blended Mid Cap Managed Volatility Fund (the “Acquiring Fund”) on December 9, 2016, LIA agreed to cap the Acquiring Fund’s Operating Expenses at the levels shown above for two years following the reorganizations. The intended effect of this cap is to limit net annual fund operating expense ratio to 0.77% (for standard class) and 1.02% (for service class). Prior to November 30, 2018, LIA should provide notice of the cap’s termination to the Acquiring Fund, in accordance with Section 2 of the Reorganization Agreement.

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP Invesco Select Equity Managed Volatility Fund	0.14%	0.49%	May 1, 2017	April 30, 2018
Lincoln iShares® Fixed Income Allocation Fund	0.15%	N/A	May 1, 2017	April 30, 2018
Lincoln iShares® Global Growth Allocation Fund	0.20%	N/A	May 1, 2017	April 30, 2018
Lincoln iShares® U.S. Moderate Allocation Fund	0.19%	N/A	May 1, 2017	April 30, 2018
LVIP JPMorgan Retirement Income Fund	0.45%	0.70%	May 1, 2017	April 30, 2018
LVIP Invesco Diversified Equity Income Managed Volatility Fund	0.07%	0.42%	May 1, 2017	April 30, 2018
LVIP T. Rowe Price 2010 Fund	0.27%	0.52%	February 1, 2018	April 30, 2019
LVIP T. Rowe Price 2020 Fund	0.24%	0.49%	February 1, 2018	April 30, 2019
LVIP T. Rowe Price 2030 Fund	0.25%	0.50%	February 1, 2018	April 30, 2019
LVIP T. Rowe Price 2040 Fund	0.26%	0.51%	February 1, 2018	April 30, 2019
LVIP T. Rowe Price 2050 Fund	0.27%	0.52%	February 1, 2018	April 30, 2019
LVIP MFS International Equity Managed Volatility Fund	0.20%	0.45%	May 1, 2017	April 30, 2018
LVIP Multi-Manager Global Equity Managed Volatility Fund	0.35%	0.70%	May 1, 2017	April 30, 2018
LVIP PIMCO Low Duration Bond Fund	0.54%	0.79%	May 1, 2017	April 30, 2018
LVIP SSGA Conservative Index Allocation Fund	0.20%	0.45%	May 1, 2017	April 30, 2018
LVIP SSGA International Index Fund	0.40%	0.65%	October 1, 2017	April 30, 2019
LVIP SSGA International Managed Volatility Fund	0.25%	0.50%	May 1, 2017	December 9, 2018[2]
LVIP SSGA Large Cap Managed Volatility Fund	0.25%	0.50%	May 1, 2017	April 30, 2018

2 Effective upon the reorganization of the LVIP BlackRock Emerging Markets Managed Volatility Fund into the LVIP SSGA International Managed Volatility Fund (the “Acquiring Fund”) on December 9, 2016, LIA agreed to cap the Acquiring Fund’s Operating Expenses to the amounts set forth above for two years following the reorganization. The intended effect of this cap is to limit net annual fund operating expense ratio to 0.64% (for standard class) and 0.89% (for service class). Prior to November 30, 2018, LIA should provide notice of the cap’s termination to the Acquiring Fund, in accordance with Section 2 of the Reorganization Agreement.

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP SSGA SMID Cap Managed Volatility Fund	0.25%	0.50%	May 1, 2017	April 30, 2018
LVIP Select Core Equity Managed Volatility Fund	0.10%	0.45%	May 1, 2017	April 30, 2018
LVIP Wellington Mid-Cap Value Fund	0.90%	1.15%	May 1, 2017	April 30, 2018
MASTER-FEEDER FUNDS
LVIP American Global Small Capitalization Fund	0.10% [3] Service II Class	N/A	May 1, 2017	April 30, 2018

3 Applies only to “Other Expenses” as such term is used in the Fund’s prospectus

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of the 1st day of October, 2017, and effective in accordance with the dates noted above.

LINCOLN INVESTMENT ADVISORS CORPORATION		LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

By:	/s/Jayson R. Bronchetti	By:	/s/William P. Flory, Jr.
Name:	Jayson R. Bronchetti	Name:	William P. Flory, Jr.
Title:	President	Title:	Vice President & Chief Accounting Officer

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